UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2010

Validus Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Richmond Road, Pembroke, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 278-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, the Board of Directors (the "Board") of Validus Holdings, Ltd. (the "Company"), acting upon the recommendation of its Corporate Governance and Nominating Committee, elected John Fitzpatrick to the Board. Mr. Fitzpatrick has been elected as a Class I Director and as such will stand for re-election at the Company's 2011 annual general meeting of shareholders. Mr. Fitzpatrick has been named to the Audit Committee and the Finance Committee of the Board. There are no arrangements or understandings between Mr. Fitzpatrick and any other person pursuant to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

The press release issued by the Company on February 17, 2010 announcing the election of Mr. Fitzpatrick to the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Press Release "VALIDUS HOLDINGS, LTD. ANNOUNCES APPOINTMENT OF JOHN FITZPATRICK TO BOARD OF DIRECTORS" dated February 17, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Validus Holdings, Ltd.

February 17, 2010	By:	/s/ Joseph E. (Jeff) Consolino

Name: Joseph E. (Jeff) Consolino
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release "VALIDUS HOLDINGS, LTD. ANNOUNCES APPOINTMENT OFJOHN FITZPATRICK TO BOARD OF DIRECTORS" dated February 17, 2010